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                             SFX BROADCASTING, INC.

                             ----------------------

                             SUBORDINATED INDENTURE

                     Dated as of ________________ __, 199_


                             ------------------------

                             ------------------------

                                    Trustee



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


                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I.  DEFINITIONS AND INCORPORATION BY REFERENCE...........................................................1

         SECTION 1.1 DEFINITIONS.................................................................................1

         SECTION 1.2 OTHER DEFINITIONS...........................................................................6

         SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...........................................6

         SECTION 1.4 RULES OF CONSTRUCTION.......................................................................6



ARTICLE II.  THE SECURITIES......................................................................................7

         SECTION 2.1 ISSUABLE IN SERIES..........................................................................7

         SECTION 2.2 ESTABLISHMENT OF TERMS OF SERIES OF SECURITIES..............................................7

         SECTION 2.3 EXECUTION AND AUTHENTICATION...............................................................10

         SECTION 2.4 REGISTRAR AND PAYING AGENT.................................................................11

         SECTION 2.5 PAYING AGENT TO HOLD MONEY IN TRUST........................................................12

         SECTION 2.6 SECURITYHOLDER LISTS.......................................................................12

         SECTION 2.7 TRANSFER AND EXCHANGE......................................................................13

         SECTION 2.8 MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES...........................................13

         SECTION 2.9 OUTSTANDING SECURITIES.....................................................................14

         SECTION 2.10 TREASURY SECURITIES.......................................................................14

         SECTION 2.11 TEMPORARY SECURITIES......................................................................15

         SECTION 2.12 CANCELLATION..............................................................................15

         SECTION 2.13 DEFAULTED INTEREST........................................................................15

         SECTION 2.14 GLOBAL SECURITIES.........................................................................15

         SECTION 2.15 CUSIP NUMBERS.............................................................................20


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ARTICLE III.  REDEMPTION........................................................................................20

         SECTION 3.1 NOTICE TO TRUSTEE..........................................................................20

         SECTION 3.2 SELECTION OF SECURITIES TO BE REDEEMED.....................................................20

         SECTION 3.3 NOTICE OF REDEMPTION.......................................................................21

         SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION.............................................................21

         SECTION 3.5 DEPOSIT OF REDEMPTION PRICE................................................................21

         SECTION 3.6 SECURITIES REDEEMED IN PART................................................................22



ARTICLE IV.  COVENANTS..........................................................................................22

         SECTION 4.1 PAYMENT OF SECURITIES .....................................................................22

         SECTION 4.2 REPORTS....................................................................................22

         SECTION 4.3 COMPLIANCE CERTIFICATE.....................................................................23

         SECTION 4.4 STAY, EXTENSION AND USURY LAWS.............................................................23

         SECTION 4.5 CONTINUED EXISTENCE........................................................................24

         SECTION 4.6 TAXES......................................................................................24



ARTICLE V.  SUCCESSORS..........................................................................................24

         SECTION 5.1 MERGER, CONSOLIDATION, OR SALE OF ASSETS...................................................24

         SECTION 5.2 SUCCESSOR CORPORATION SUBSTITUTED..........................................................24



ARTICLE VI.  DEFAULTS AND REMEDIES..............................................................................25

         SECTION 6.1 EVENTS OF DEFAULT..........................................................................25

         SECTION 6.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.........................................27

         SECTION 6.3 [INTENTIONALLY LEFT BLANK].................................................................28

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



         SECTION 6.4 TRUSTEE MAY FILE PROOFS OF CLAIM...........................................................28

         SECTION 6.5 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES................................29

         SECTION 6.6 APPLICATION OF MONEY COLLECTED.............................................................29

         SECTION 6.7 LIMITATION ON SUITS........................................................................29

         SECTION 6.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST...........................30

         SECTION 6.9 RESTORATION OF RIGHTS AND REMEDIES.........................................................30

         SECTION 6.10 RIGHTS AND REMEDIES CUMULATIVE............................................................30

         SECTION 6.11 DELAY OR OMISSION NOT WAIVER..............................................................31

         SECTION 6.12 CONTROL BY HOLDERS........................................................................31

         SECTION 6.13 WAIVER OF PAST DEFAULTS...................................................................31

         SECTION 6.14 UNDERTAKING FOR COSTS.....................................................................32



ARTICLE VII.  TRUSTEE...........................................................................................32

         SECTION 7.1 DUTIES OF TRUSTEE..........................................................................32

         SECTION 7.2 RIGHTS OF TRUSTEE..........................................................................33

         SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE...............................................................34

         SECTION 7.4 TRUSTEE'S DISCLAIMER.......................................................................34

         SECTION 7.5 NOTICE OF DEFAULTS.........................................................................35

         SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS..............................................................35

         SECTION 7.7 COMPENSATION AND INDEMNITY.................................................................35

         SECTION 7.8 REPLACEMENT OF TRUSTEE.....................................................................36

         SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC...........................................................37

         SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.............................................................37

         SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.........................................37

                                     iii







ARTICLE VIII.  LEGAL DEFEASEANCE AND COVENANT DEFEASANCE........................................................38

         SECTION 8.1 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE...................................38

         SECTION 8.2 LEGAL DEFEASANCE AND DISCHARGE.............................................................38

         SECTION 8.3 COVENANT DEFEASANCE........................................................................38

         SECTION 8.4 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.................................................39

         SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;

              OTHER MISCELLANEOUS PROVISIONS....................................................................41

         SECTION 8.6 REPAYMENT TO THE COMPANY...................................................................41

         SECTION 8.7 REINSTATEMENT..............................................................................42



ARTICLE IX.  AMENDMENTS AND WAIVERS.............................................................................42

         SECTION 9.1 WITHOUT CONSENT OF HOLDERS.................................................................42

         SECTION 9.2 WITH CONSENT OF HOLDERS....................................................................43

         SECTION 9.3 LIMITATIONS................................................................................43

         SECTION 9.4 COMPLIANCE WITH TRUST INDENTURE ACT........................................................44

         SECTION 9.5 REVOCATION AND EFFECT OF CONSENTS..........................................................44

         SECTION 9.6 NOTATION ON OR EXCHANGE OF SECURITIES......................................................44

         SECTION 9.7 TRUSTEE PROTECTED..........................................................................45



ARTICLE X.  MISCELLANEOUS.......................................................................................45

         SECTION 10.1 TRUST INDENTURE ACT CONTROLS..............................................................45

         SECTION 10.2 NOTICES...................................................................................45

         SECTION 10.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS...............................................46

         SECTION 10.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT........................................46

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         SECTION 10.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.............................................46

         SECTION 10.6 RULES BY TRUSTEE AND AGENTS...............................................................47

         SECTION 10.7 LEGAL HOLIDAYS............................................................................47

         SECTION 10.8 NO RECOURSE AGAINST OTHERS................................................................47

         SECTION 10.9 COUNTERPARTS..............................................................................47

         SECTION 10.10 GOVERNING LAWS...........................................................................47

         SECTION 10.11 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS............................................48

         SECTION 10.12 SUCCESSORS...............................................................................48

         SECTION 10.13 SEVERABILITY.............................................................................48

         SECTION 10.14 TABLE OF CONTENTS, HEADINGS, ETC.........................................................48



ARTICLE XI.  SINKING FUNDS......................................................................................48

         SECTION 11.1 APPLICABILITY OF ARTICLE..................................................................48

         SECTION 11.2 SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.....................................49

         SECTION 11.3 REDEMPTION OF SECURITIES FOR SINKING FUND.................................................49



ARTICLE XII.  SUBORDINATION.....................................................................................50

         SECTION 12.1 AGREEMENT TO SUBORDINATE..................................................................50

         SECTION 12.2 CERTAIN DEFINITIONS.......................................................................50

         SECTION 12.3 LIQUIDATION; DISSOLUTION; BANKRUPTCY......................................................50

         SECTION 12.4 DEFAULT ON DESIGNATED SENIOR DEBT.........................................................51

         SECTION 12.5 ACCELERATION OF SECURITIES................................................................52

         SECTION 12.6 WHEN DISTRIBUTION MUST BE PAID OVER.......................................................52

         SECTION 12.7 NOTICE BY COMPANY.........................................................................53

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         SECTION 12.8 SUBROGATION...............................................................................53

         SECTION 12.9 RELATIVE RIGHTS...........................................................................53

         SECTION 12.10 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.............................................54

         SECTION 12.11 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.................................................54

         SECTION 12.12 RIGHTS OF TRUSTEE AND PAYING AGENT.......................................................54

         SECTION 12.13 AUTHORIZATION TO EFFECT SUBORDINATION....................................................55

         SECTION 12.14 AMENDMENTS...............................................................................55



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


                  Indenture dated as of __________ __, 199_ between SFX Broadcasting, Inc., a Delaware corporation ("Company"), and ________________, a _____________ corporation ("Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1          Definitions.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or Service Agent.

                  "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

                  "Business Day" means, unless otherwise provided by Board Resolution, Officers' Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday, a Sunday or a Legal Holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

                  "Certificated Securities" means Securities in definitive form, excluding any Global Security.

                  "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

                  "Company Order" means a written order signed in the name of the Company by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

                  "Company Request" means a written request signed in the name of the Company by its Chairman of the Board, a President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

                  "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Debt" of any person as of any date means, without duplication, all indebtedness of such person in respect of borrowed money, including all interest, fees and expenses owed in respect thereto (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments.

                  "Default" means any event that is or with the passage of time or giving of notice or both would be an Event of Default.

                  "Depository" means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depository for such Series by the Company, which Depository shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, "Depository" as used with respect to the Securities of any Series shall mean the Depository with respect to the Securities of such Series.

                  "Discount Security" means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.



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         "Dollars" means the currency of The United States of America.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Global Security" or "Global Securities" means a Security or Securities, as the case may be, in the form established pursuant to Section
2.1 evidencing all or part of a Series of Securities, issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee.

         "Government Securities" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which are not callable or redeemable at the option of the issuer thereof, and shall also include a Depository receipt issued by a bank or trust company as custodian with respect to any such Government Securities or a specific payment of interest on or principal of any such Government Securities held by such custodian for the account of the holder of a Depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depository receipt from any amount received by the custodian in respect of the Government Securities evidenced by such Depository receipt.

         "Holder" or "Securityholder" means a person in whose name a Security is registered.

         "Indenture" means this Indenture as amended from time to time and shall include the form and terms of particular Series of Securities established or contemplated hereunder.

         "Material Broadcast License" means one or more authorizations issued by the Federal Communications Commission for the operation of AM or FM radio stations that individually or collectively are material to the financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

         "Maturity," when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Obligations" means any principal, interest, penalties, fees (including, but not limited to, reasonable fees and expenses of counsel), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness (as such term is defined in the Board Resolution, Officers' Certificate or supplemental indenture used to issue a Series of Securities).

                  "Officer" means the Chairman of the Board, any President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

                  "Opinion of Counsel" means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

                  "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or any agency or political subdivision thereof.

                  "PIK Securities" means any Series of Securities where interest is payable, at the election of the Company or a holder of such Security, in additional Securities.

                  "principal" of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

                  "Responsible Officer" when used with respect to the Trustee, means the chairman or the vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive committee of the board of directors or trustees, the president, any vice-president, the treasurer, the secretary, any trust officer, any second or assistant vice-president or any officer or assistant officer of the Trustee other than those specifically above mentioned customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

                  "Security Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

                  "Senior Securities" means any Series of Securities that by their terms are not expressly subordinated in right of payment to the prior payment in full of all senior debt.



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                  "Series" or "Series of Securities" means each series of
debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.

                  "Significant Subsidiary" means (i) any direct or indirect Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date hereof, or (ii) any group of direct or indirect Subsidiaries of the Company that, taken together as a group, would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on the date hereof,

                  "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

                  "Subordinated Securities" means any Series of Securities that by their terms are expressly subordinated in right of payment to the prior payment in full of all senior debt.

                  "Subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (ii) any partnership
(a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or one or more Subsidiaries of such person (or any combination thereof).

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

                  "Trustee" means the person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

                  "Voting Stock" means with respect to any specified person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such person.



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         SECTION 1.2          Other Definitions.


DEFINED IN                                                                                TERM SECTION
----------                                                                                -------------
"Bankruptcy Law"                                                                              6.1
"Event of Default"                                                                            6.1
"Legal Holiday"                                                                              10.7
"mandatory sinking fund payment"                                                             11.1
"Notice of Default"                                                                           6.1
"optional sinking fund payment"                                                              11.1
"Paying Agent"                                                                                2.4
"Payment Default"                                                                             6.1
"Registrar"                                                                                   2.4
"Service Agent"                                                                               2.4


         SECTION 1.3          Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

              "Commission" means the SEC.
              "indenture securities" means the Securities.
              "indenture security holder" means a Securityholder.
              "indenture to be qualified" means this Indenture.
              "indenture trustee" or "institutional trustee" means the Trustee. "obligor" on the indenture securities means the Company and any successor obligor upon the Securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

         SECTION 1.4          Rules of Construction.

                  Unless the context otherwise requires:

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          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

          (c) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

          (d) "or" is not exclusive;

          (e) words in the singular include the plural, and in the plural include the singular; and

          (f) provisions apply to successive events and transactions.

                                  ARTICLE II.

                                 THE SECURITIES

         SECTION 2.1          Issuable in Series.

                  The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be provided in a Board Resolution, Officers' Certificate or a supplemental indenture hereto detailing the adoption of the terms thereof pursuant to the Board Resolution, Officers' Certificate or a supplemental indenture hereto. In the case of Securities of a Series to be issued from time to time, the Officers' Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest should accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

         SECTION 2.2          Establishment of Terms of Series of Securities.

                  At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsections 2.2.1 and 2.2.2, and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.3 through 2.2.21) by a Board Resolution, a supplemental indenture hereto or an Officers' Certificate pursuant to authority granted under a Board Resolution:

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                  2.2.1 the title of the Series (which shall distinguish the
Securities of that particular Series from the Securities of any other Series) and whether such Securities are Senior Securities or Subordinated Securities;

                  2.2.2 the aggregate principal amount of such Securities and any limit on such aggregate principal amount that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);

                  2.2.3 the price or prices (expressed as a percentage of the principal amount thereof) at which such Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon declaration or acceleration of maturity thereof, or, if applicable, the portion of the principal amount of such Securities that is convertible into Class A Common Stock or the method by which any such portion shall be determined;

                  2.2.4 if convertible into Class A Common Stock, the terms on which such Securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such shares of Class A Common Stock for purposes of conversion;

                  2.2.5 the date or dates on which the principal amount of such Securities will be payable and, if applicable, the terms on which such maturity may be extended;

                  2.2.6 the rate or rates (which may be fixed or variable) at which such Securities will bear interest, if any;

                  2.2.7 the date or dates from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

                  2.2.8 the place or places where the principal of and interest, if any, on such Securities will be payable, where such Securities may be surrendered for registration of transfer, conversion or exchange and where notices or demands to or upon the Company in respect of such Securities may be served;

                  2.2.9 the period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the Option of the Company;

                    2.2.10 the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

                    2.2.11 the denominations in which the Securities of the Series shall be issuable;

                    2.2.12 the obligation, if any, of the Company to redeem, repay or purchase such Securities pursuant to any Sinking Fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

                    2.2.13 whether the payments of principal of or interest, if any, on such Security may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined

                    2.2.14 whether the Securities are issued as Discount Securities, and all material U.S. federal income tax, accounting and other considerations applicable to such Original Issue Discount Securities;

                    2.2.15 whether the interest, if any, on the Securities is to be payable, at the election of the Company or a holder thereof, in cash or in PIK Securities and the period or periods within which, and the terms and conditions upon which, such election may be made, and all material U.S. federal income tax, accounting and other considerations applicable to such PIK Securities;

                    2.2.16 provisions, if any, granting special rights to the holders of Securities of any Series upon the occurrence of such events as may be specified;

                    2.2.17 any deletions from, modifications of or additions to the Events of Default of the Company with respect to Securities of any Series, whether or not such Events of Default are consistent with the Events of Default described in Article VI;

                    2.2.18 whether Securities of any Series are to be issuable initially in temporary global form and whether any Securities of any Series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such Security in permanent form may exchange such interest for Securities of such Series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided herein, and, if Securities of such Series are to issuable as a Global Security, the identity of the Depository for such Series;

                    2.2.19 the applicability, if any, of the legal defeasance and covenant defeasance provisions hereof to the Securities of such series;

                    2.2.20 any addition to or change in the covenants set forth in Article IV that applies to Securities of the Series; and

                    2.2.21 any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.1, but which may modify or delete any provision of this Indenture insofar as it applies to such Series); and

                    All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution or Officers' Certificate referred to above or as set forth in a supplemental indenture hereto, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in the Board Resolution, Officers' Certificate or a supplemental indenture hereto.

         SECTION 2.3          Execution and Authentication.

                  Two Officers shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution or Officers' Certificate detailing the adoption of terms pursuant to the Board Resolution, Officers' Certificate or a supplemental indenture hereto, upon receipt by the Trustee of a Company Order. If provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by Board Resolution, Officers' Certificates or a supplemental indenture hereto.

                  The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the

Board Resolution or Officers' Certificate or supplemental indenture hereto delivered pursuant to Section 2.2, except as provided in Section 2.8.

                  Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, Officers' Certificate or a supplemental indenture hereto detailing the adoption of terms pursuant to the Board Resolution, Officers' Certificate or a supplemental indenture hereto establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers' Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4.

                  The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

         SECTION 2.4          Registrar and Paying Agent.

                  The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment ("Paying Agent"), where Securities of such Series may be surrendered for registration of transfer or exchange ("Registrar") and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served ("Service Agent"). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company may change any Registar without notice. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Service Agent" includes any additional service agent.

                  The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

         SECTION 2.5          Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent.

         SECTION 2.6          Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

         SECTION 2.7          Transfer and Exchange.

                  Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6).

                  Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

         SECTION 2.8          Mutilated, Destroyed, Lost and Stolen Securities.

                  If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Security of any Series issued pursuant to this
Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 2.9         Outstanding Securities.

                  The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. See, however, Section 2.10.

                  If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

                  A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

                  In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

         SECTION 2.10         Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver or consent, Securities of a Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of a Series that the Trustee knows are so owned shall be so disregarded.

         SECTION 2.11         Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

         SECTION 2.12         Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

         SECTION 2.13         Defaulted Interest.

                  If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Securityholder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

         SECTION 2.14         Global Securities.

                  2.14.1 Terms of Securities. A Board Resolution, an Officers' Certificate or supplemental indenture hereto detailing the adoption of terms pursuant to the Board Resolution shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and shall specify the Depository for such Global Security or Securities.

                   2.14.2 Transfer and Exchange. (a) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to the Registrar with a request:

                    (x) to register the transfer of the Certificated Securities; or

                    (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

                  the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

                  (b) Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from the Holder thereof directing the Trustee to make, or to direct the Security Custodian to make, an endorsement on the Global Security of such Series to reflect an increase in the aggregate principal amount of the Securities of such Series represented by the Global Security, in which case the Trustee shall cancel such Certificated Security in accordance with Section 2.12 hereof and cause, or direct the Security Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Security Custodian, the aggregate principal amount of Securities of such Series represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and, upon receipt of a written order in accordance with Section 2.3 hereof, the Trustee shall authenticate a new Global Security for such Series in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor.

                    (d) Transfer of a Beneficial Interest in a Global Security for a Certificated Security.

                           (i) Any person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Certificated Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any person having a beneficial interest in a Global Security (all of which may be submitted by facsimile) the Trustee or the

          Security Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Security Custodian, cause the aggregate principal amount of Global Securities to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of a written order in accordance with Section 2.3 hereof, the Trustee shall authenticate and deliver to the transferee a Certificated Security in the appropriate principal amount.

                           (ii) Certificated Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.14.2(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Securities to the persons in whose names such Securities are so registered.

                    (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.14.2), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                    (f) Authentication of Certificated Securities in Absence of Depository. If at any time:

               (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Securities under this Indenture,

                    then the Company shall execute, and the Trustee shall, upon receipt of a written order in accordance with Section 2.3 hereof, authenticate and delive r, Certificated Securities in an aggregate principal amount equal to the principal amount of the Global Securities in exchange for such Global Securities.

                    (g) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in Global Securities have been exchanged for Certificated Securities, redeemed, repurchased or canceled, all Global Securities shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or the Security Custodian, at the direction of the Trustee, to reflect such reduction.

                  (h)      General Provisions Relating to Transfers and
Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Certificated Securities and Global Securities at the Registrar's request.

                           (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer).

                           (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                           (iv) All Certificated Securities and Global
         Securities issued upon any registration of transfer or exchange of Certificated Securities or Global Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Securities or Global Securities surrendered upon such registration of transfer or exchange.

                           (v) The Company shall not be required:

                                    (A) to issue, to register the transfer of
                  or to exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption and ending at the close of business on the day of selection; or

                                    (B) to register the transfer of or to
                  exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

                                    (C) to register the transfer of or to
                  exchange a Security between a record date and the next succeeding interest payment date.

                           (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate Certificated Securities and Global Securities in accordance with the provisions of
         Section 2.3 hereof.

                    2.14.3 Legend. Any Global Security issued hereunder shall bear a legend in substantially the following form:

                  "This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository."

                  2.14.4 Acts of Holders. The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

                  2.14.5 Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the person specified therein.

                  2.14.6 Consents, Declaration and Directions. Except as provided in Section 2.14.5, the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depository with respect to such Global Security, for purposes of obtaining any consents, declarations or directions required to be given by the Holders pursuant to this Indenture.

                  2.14.7 Liability for Delay. Neither the Company nor the Trustee shall be liable for any delay by the Security Custodian or the Depository in identifying the beneficial owners of Securities and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Security Custodian or the Depository for all purposes.

         SECTION 2.15         CUSIP Numbers.

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III.

                                   REDEMPTION

         SECTION 3.1          Notice to Trustee.

                  The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as are provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 45 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

         SECTION 3.2          Selection of Securities to be Redeemed.

                  Unless otherwise indicated for a particular Series by Board Resolution, Officers' Certificate or by a supplemental indenture hereto, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems fair and appropriate. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2.10, the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

         SECTION 3.3          Notice of Redemption.

                  Unless otherwise indicated for a particular Series by Board Resolution, Officers' Certificate or by a supplemental indenture hereto, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.

                  The notice shall identify the Securities of the Series to be redeemed and shall state:

               (a) the redemption date;

               (b) the redemption price;

               (c) the name and address of the Paying Agent;

               (d) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (e) that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date; and

               (f) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

                At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.


         SECTION 3.4          Effect of Notice of Redemption.

                  Once notice of redemption is mailed or published as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.

         SECTION 3.5          Deposit of Redemption Price.

                  On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.

         SECTION 3.6          Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV.

                                   COVENANTS

         SECTION 4.1          Payment of Securities.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on each Series of Securities on the dates and in the manner provided in such Series. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the date due money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Series of Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

         SECTION 4.2          Reports.

                  Whether or not required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company shall furnish to the Trustee and to the Holders of Securities (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         SECTION 4.3          Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year (which fiscal year, as of the date hereof, ends on December 31), an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Securities of such Series and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Securities of such Series and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof, each as amended, modified or supplemented or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         SECTION 4.4          Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.5          Continued Existence.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate, partnership, limited liability company or other existence, and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and any of its respective Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the respective Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

         SECTION 4.6          Taxes.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of Securities.

                                   ARTICLE V.

                                   SUCCESSORS

         SECTION 5.1          Merger, Consolidation, or Sale of Assets

                  The Company shall indicate the covenant regarding merger, consolidation or sale of assets for a particular Series of Securities by Board Resolution, Officers' Certificate or by a supplemental indenture hereto.

         SECTION 5.2          Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest, if any, on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.

                                  ARTICLE VI.

                             DEFAULTS AND REMEDIES

         SECTION 6.1          Events of Default.

                  "Event of Default," wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, Officers' Certificate or supplemental indenture hereto, it is provided that such Series shall not have the benefit of said Event of Default:

               (a) a default for 30 days in the payment when due of interest on the Securities (whether or not prohibited by Article 12 hereof);

               (b) a default in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by Article 12 hereof);

               (c) the failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Securities;

               (d) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates an amount in excess of an amount specified by a Board Resolution, an Officers' Certificate or a supplemental indenture hereto.

                  (e) the failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of an amount specified by a Board Resolution, an Officers' Certificate or a supplemental indenture hereto, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (f) the Company, any Significant Subsidiary of the Company or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
         Law:

                           (i)      commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

                           (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) generally is not paying its debts as they become due;

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (a) is for relief against the Company, any of its
                    Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                         (b) appoints a Custodian of the Company, any of its
                    Significant Subsidiaries, or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

                         (c) orders the liquidation of the Company, any of its
                    Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (i) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate, in accordance with Section 2.2.17.

                  An Event of Default shall not be deemed to have occurred under clause (d) of this Section 6. 1 until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Series of such Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                  In the case of any Event of Default pursuant to the provisions of this Section 6. 1 occurring by reason of any action (or inaction) willfully taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities of such Series pursuant to any optional redemption provisions, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities, anything in this Indenture or in such Series of Securities to the contrary notwithstanding.

                  No Event of Default with respect to a particular Series of Securities (except with respect to subsections (f) and (g) above) necessarily constitutes an Event of Default with respect to any other Series of Securities.

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

         SECTION 6.2 Acceleration of Maturity; Rescission and Annulment. If any Event of Default (other than an Event of Default specified in clauses (f) and (g) of Section 6.1 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of such Series may declare all the Securities of such Series to be due and payable immediately. Upon any such declaration, the Securities of such Series shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clauses (f) or (g) of Section 6.1 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of such Series by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such Series (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

                  In addition, the Company shall promptly notify holders of Senior Debt if payment of the Securities is accelerated because of an Event of Default.

         SECTION 6.3          [Intentionally left blank]

         SECTION 6.4          Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

       SECTION 6.5          Trustee May Enforce Claims Without Possession of
                            Securities.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 6.6          Application of Money Collected.

                  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                    First: To the payment of all amounts due the Trustee under
Section 7.7; and

                    Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

                    Third: To the Company.

         SECTION 6.7          Limitation on Suits.

                  No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

          (b) the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

           SECTION 6.8 Unconditional Right of Holders to Receive Principal and Interest.

                  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         SECTION 6.9          Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 6.10         Rights and Remedies Cumulative.

                    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in
Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.11         Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 6.12         Control by Holders.

                  The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture,

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

         SECTION 6.13         Waiver of Past Defaults.

                  The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in a principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 6.14         Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on or after the redemption date).

                                  ARTICLE VII.

                                    TRUSTEE

         SECTION 7.1          Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) The Trustee need perform only those duties that
                  are specifically set forth in this Indenture and no others.

                           (ii) In the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers' Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                         (i) This paragraph does not limit the effect of
                    paragraph (b) of this Section.

                         (ii) The Trustee shall not be liable for any error of
                    judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                         (iii) The Trustee shall not be liable with respect to
                    any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series.

                    (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and
         (c) of this Section.

                    (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                    (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                    (g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

                    (h) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Trustee.

         SECTION 7.2          Rights of Trustee.

                    (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depository shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depository.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

               (e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         SECTION 7.3          Individual Rights of Trustee.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

         SECTION 7.4          Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

         SECTION 7.5          Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

         SECTION 7.6          Reports by Trustee to Holders.

                  Within 60 days after ________ in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the Security Register a brief report dated as of such ________, in accordance with, and to the extent required under, TIA ss. 313.

                  A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

         SECTION 7.7          Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee (including the cost of defending itself) against any loss, liability or expense incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of that Series.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         SECTION 7.8          Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities of one or more Series if:

               (a) the Trustee fails to comply with Section 7.10;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property; or

               (d) the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring

Trustee, the Company or the Holders of at least 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee with respect to the Securities of any one or more Series fails to comply with Section 7.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section
7.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

         SECTION 7.9          Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         SECTION 7.10         Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

         SECTION 7.11         Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                 ARTICLE VIII.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 8.1          Option to Effect Legal Defeasance or Covenant
                              Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8. 2 or 8. 3 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

         SECTION 8.2          Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of any Series on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such Series, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other Obligations under such Securities of such Series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Article 2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

         SECTION 8.3          Covenant Defeasance.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Articles 4 and 5 hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed "outstanding" for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(d) through 6.1(g) hereof shall not constitute Events of Default.

         SECTION 8.4          Conditions to Legal or Covenant Defeasance.

               The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Securities:

               In order to exercise either Legal Defeasance or Covenant
Defeasance:

                           (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, if any, on the outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date;

                           (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                           (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                           (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.1(f) or (g) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

                           (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                           (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to the rights of holders of Indebtedness other than the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

                           (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                           (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         SECTION 8.5 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 8.6          Repayment to the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Security and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company mail or cause to be published once, in the New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 8.7          Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if either the Company makes any payment of principal of, premium or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE IX.

                             AMENDMENTS AND WAIVERS

         SECTION 9.1          Without Consent of Holders.

               The Company and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any
Securityholder:

                    (a) to cure any ambiguity, defect or inconsistency;

                    (b) to comply with Article V;

                    (c) to provide for uncertificated Securities in addition
               to or in place of certificated Securities;

                    (d) to make any change that does not adversely affect the
               rights of any Securityholder;

                    (e) to provide for the issuance of and establish the form
               and terms and conditions of Securities of any Series as permitted by this Indenture;

                    (f) to evidence and provide for the acceptance of
               appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

                    (g) to comply with requirements of the SEC in order to
               effect or maintain the qualification of this Indenture under the TIA.

         SECTION 9.2          With Consent of Holders.

                  The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such waiver by notice to the Trustee (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.

                  It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         SECTION 9.3          Limitations.

                  Without the consent of each Securityholder affected, an amendment or waiver may not:

                    (a) change the amount of Securities whose Holders must
               consent to an amendment, supplement or waiver;

                    (b) reduce the rate of or extend the time for payment of
               interest (including default interest) on any Security;

                    (c) reduce the principal or change the Stated Maturity of
               any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

                    (d) reduce the principal amount of Discount Securities
               payable upon acceleration of the maturity thereof;

                    (e) waive a Default or Event of Default in the payment of
               the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);

                    (f) make the principal of or interest, if any, on any
               Security payable in any currency other than that stated in the Security;

                    (g) make any change in Sections 6.8, 6.13, or 9.3 (this
               sentence); or

                    (h) waive a redemption payment with respect to any
               Security or change any of the provisions with respect to the redemption of any Securities.

         SECTION 9.4          Compliance with Trust Indenture Act.

                  Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

         SECTION 9.5          Revocation and Effect of Consents.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

                  Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (g) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

         SECTION 9.6          Notation on or Exchange of Securities.

                  The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.

         SECTION 9.7          Trustee Protected.

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE X.

                                 MISCELLANEOUS

         SECTION 10.1         Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

         SECTION 10.2         Notices.

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

                           if to the Company:

                                    SFX Broadcasting, Inc.
                                    150 East 58th Street, 19th Floor
                                    New York, New York
                                    Attention: General Counsel

                                    if to the Trustee:

                                    --------------------------

                                    --------------------------

                                    --------------------------

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

                  If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

                  If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

         SECTION 10.3         Communication by Holders with Other Holders.

                  Securityholders of any Series may communicate pursuant to TIA ss. 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 10.4         Certificate and Opinion as to Conditions
                              Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 10.5         Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 10.6         Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 10.7         Legal Holidays.

                  Unless otherwise provided by Board Resolution, Officers' Certificate or supplemental indenture hereto for a particular Series, a "Legal Holiday" is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 10.8         No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         SECTION 10.9         Counterparts.

                  This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 10.10        Governing Laws.

                  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

         SECTION 10.11        No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 10.12        Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 10.13        Severability.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.14        Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                  ARTICLE XI.

                                 SINKING FUNDS

         SECTION 11.1         Applicability of Article.

                  The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

                  The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a "mandatory sinking fund payment" and any other amount provided for by the terms of Securities of such Series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in
Section 11.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

         SECTION 11.2    Satisfaction of Sinking Fund Payments with Securities.

                  The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and
(2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officers' Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

         SECTION 11.3         Redemption of Securities for Sinking Fund.

                  Not less than 45 days (unless otherwise indicated in the Board Resolution, Officers' Certificate or supplemental indenture in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers' Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

                                   ARTICLE 12

                                 SUBORDINATION

         SECTION 12.1.  Agreement to Subordinate.

                  The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         SECTION 12.2.  Certain Definitions.

               "Designated Senior Debt" will be defined by Board Resolution, Officers' Certificate or supplemental indenture.

               "Distribution" will be defined by Board Resolution, Officers' Certificate or supplemental indenture.

               "Representative" will be defined by Board Resolution, Officers' Certificate or supplemental indenture.

               "Senior Bank Debt" will be defined by Board Resolution, Officers' Certificate or supplemental indenture.

               "Senior Debt" will be defined by Board Resolution, Officers' Certificate or supplemental indenture.

         SECTION 12.3.  Liquidation; Dissolution; Bankruptcy.

               Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its respective property, or in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

               (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before the Holders of Securities shall be entitled to receive any payment with respect to the Securities (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof); and

                  (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which the Holders of Securities would be entitled but for this Article 12 shall be made to holders of Senior Debt (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof), as their interests may appear.

                  Subject to Section 7.7, in the event that, notwithstanding the foregoing provisions of this Section, the Trustee receives payment or distribution of assets of the Company of any kind or character, before all the Senior Debt is paid in full, then and in such event such payment or distribution of assets shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full.

         SECTION 12.4.  Default on Designated Senior Debt.

                  (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of the Securities and may not acquire from the Trustee or any Holder any Securities for cash or property (other than (1) securities that are subordinated to at least the same extent as the Securities to (A) Senior Debt and (B) any securities issued in exchange for Senior Debt and (2) payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                           (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                           (ii) a default, other than a default specified in
         Section 12.4(a)(i) hereof, on Designated Senior Debt occurs and is continuing with respect to Designated Senior Debt that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a

         "Payment Blockage Notice") from a Person who may give it pursuant to Section 12.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 12.4 unless and until (I) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (II) all scheduled payments of principal, premium, and interest on the Securities that have come due (other than by reason of acceleration) have been paid in full in cash. No default described in this paragraph (ii) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

                  (b) The Company may and shall resume payments on and distributions in respect of the Securities and may acquire them:

                    (i) in the case of a default described in Section
               12.4(a)(i) hereof, upon the date on which the default is cured or waived, and

                    (ii) in the case of a default referred to in Section
               12.4(a)(ii) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this Article 12 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

         SECTION 12.5.  Acceleration of Securities.

                  If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

         SECTION 12.6.  When Distribution Must Be Paid Over.

                  In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Securities at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 12.4 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         SECTION 12.7.  Notice by Company.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article 12, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article 12.

         SECTION 12.8.  Subrogation.

                  After all Senior Debt is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders of Securities is not, as between the Company and Holders of Securities, a payment by the Company on the Senior Debt.

         SECTION 12.9.  Relative Rights.

                  This Article 12 defines the relative rights of Holders of Securities and holders of Senior Debt. Nothing in this Indenture shall:

                    (1) impair, as between the Company and Holders of
               Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and Liquidated Damages, if any, on the Securities in accordance with their terms;

                    (2) affect the relative rights of Holders of Securities
               and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                    (3) prevent the Trustee or any Holder of Securities from
               exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Securities.

                  If the Company fails because of this Article 12 to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

         SECTION 12.10.  Subordination May Not Be Impaired by Company.

                  No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder of Securities or by the failure of the Company or any Holder of Securities to comply with this Indenture.

         SECTION 12.11.  Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

         SECTION 12.12.  Rights of Trustee and Paying Agent.

                  Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article 12. Only the Company or a Representative may give such notice. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.7 hereof.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

         SECTION 12.13.  Authorization to Effect Subordination.

                  Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 12, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, the agent under the Credit Agreement (as will be defined by Board Resolution, officers' Certificate or supplemental indenture) (or in the absence of such agent, the lender) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

         SECTION 12.14.  Amendments.

               The provisions of this Article 12 shall not be amended or modified without the written consent of the holders of all Senior Debt.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

Attest:                               SFX Broadcasting, Inc.


                                      By:_______________________________
                                           Robert F.X. Sillerman
                                           Chief Executive Officer



                                      [Trustee_________________________]

                                      By: ________________________________

                                           -------------------------------

                                           -------------------------------

                            SFX BROADCASTING, INC.

        Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of ______________ __, 199_



SS.310 (A)(1)     ......................................................................         7.10

       (A)(2)     ......................................................................         7.10

       (A)(3)     ......................................................................         NOT APPLICABLE

       (A)(4)     ......................................................................         NOT  APPLICABLE

       (A)(5)     ......................................................................         7.10

       (B)        ......................................................................         7.10

SS.311 (A)          ......................................................................       7.11

       (B)        ......................................................................         7.11

       (C)        ......................................................................         NOT APPLICABLE

SS.312 (A)          ......................................................................       2.6

       (B)        ......................................................................        10.3

       (C)        ......................................................................        10.3

SS.313 (A)          ......................................................................       7.6

       (B)(1)     ......................................................................         7.6

       (B)(2)     ......................................................................         7.6

       (C)(1)     ......................................................................         7.6

       (D)        ......................................................................         7.6

SS.314 (A)          ......................................................................       4.2, 4.3

       (B)        ......................................................................        NOT APPLICABLE

       (C)(1)     ......................................................................        10.4

       (C)(2)     ......................................................................        10.4

                                      57






       (C)(3)     ......................................................................       NOT APPLICABLE

       (D)        ......................................................................       NOT APPLICABLE

       (E)        ......................................................................       10.5

       (F)        ......................................................................       NOT APPLICABLE

SS.315 (A)        ......................................................................       7.1

       (B)        ......................................................................        7.5

       (C)        ......................................................................        7.1

       (D)        ......................................................................        7.1

       (E)        ......................................................................        6.14

SS.316 (A)        ......................................................................        2.10, 6.2

       (A)(1)(A)  ......................................................................        6.12

       (A)(1)(B)  ......................................................................        6.13

       (B)        ......................................................................        6.8

SS.317 (A)(1)     ......................................................................        6.3

       (A)(2)     ......................................................................        6.4

       (B)        ......................................................................        2.5

SS.318 (A)        ......................................................................       10.1



-----------------------
          Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.